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                                                                     EXHIBIT 3.3

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           SANTA FE GAMING CORPORATION

                                   ARTICLE I.

                             Meeting of Stockholders

          Section 1. The annual meeting of the stockholders of the Company shall be held at its office in the City of Las Vegas, County of Clark and State of Nevada, on the first Monday in February of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or at such other time, on such other date or in such other location within or without the State of Nevada as the Board of Directors shall determine, for purpose of electing directors of the Company to serve for the ensuing year or such other term as may be provided in the Articles of Incorporation of the Company, and for the transaction of such other business as may be brought before the meeting.

          At least ten (10) days' written notice (but no more than 60 days' written notice) specifying the time and place that the annual meeting shall be convened shall be mailed in the United States Post Office addressed to each of the stockholders of record as of the record date for the annual meeting, at his, her or its address last known, as the same appears on the books of the Company.

          Section 2. Special meetings of the stockholders may be held at the office of the Company in the State of Nevada or elsewhere, whenever called by the President, or by the Board of Directors. At least ten (10) days' written notice of such meeting (but no more than 60 days' written notice), specifying the day and hour and place that such meeting shall be convened, and objects for calling the same, shall be mailed in a United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the Company.

          Section 3. If all the stockholders of the Company shall waive notice of a meeting, no notice of such meeting shall be required. Whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken unless a stockholder objects to the holding of such meeting.

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          The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

          If the address of any stockholder does not appear upon the books of the Company, it will be sufficient to address any notice to such stockholder at the principal office of the corporation.

          Section 4. All lawful business to be transacted by the stockholders of the Company may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at a special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which all of the outstanding capital stock of the Company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes unless a stockholder objects to the holding of such meeting.

          Section 5. At the stockholders' meetings, the holders of fifty percent (50%) in the amount of the issued and outstanding capital stock of each class entitled to vote on a matter at the meeting shall constitute a quorum entitled to take action with respect to the vote on that matter.

          If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

          Section 6. At the meeting of the stockholders, all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by either one or three inspectors. Such inspectors shall be appointed by the Board of Directors, or, in lieu thereof, by the President.

          Section 7. The Directors may prescribe a date not more than sixty (60) days prior to the holding of any annual or special meeting of stockholders as the date of which stockholders entitled to notice of and to vote at such meetings shall be determined, and only stockholders of record

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on such date shall be entitled to notice of or to vote at such meeting.

          Section 8. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the Nevada General Corporation law or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

                                   ARTICLE II.

                          Directors and their Meetings

          Section l. The Board of Directors of the Company shall consist of six
(6) members who shall hold office as set forth in the Articles of Incorporation, and until their successors are elected and qualify.

          The number of Directors of the Corporation may be increased or decreased from time to time by resolution of the Board of Directors, or an authorized committee thereof; but no decrease shall have the effect of shortening the term of any incumbent Director.

          Section 2. When any vacancy occurs among the directors by death, resignation, disqualification or other cause, the remaining directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

          Section 3. Meetings of the directors may be held at the principal office of the Company in the State of Nevada or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

          Section 4. The Board of Directors shall hold its first annual meeting for the year no later than the earlier of (i) immediately after the annual meeting of stockholders or immediately after the election of directors at the annual meeting, or (ii) March 31. If such meeting is to occur other than immediately after the annual meeting of stockholders or the election of directors at the annual meeting, notice of the meeting shall be given to each Director by the Secretary at least two (2) days previous to the day fixed for such meeting.

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          Regular meetings of the Board of Directors shall be held at such times and places as the Board may by resolution determine. Notice of such regular meetings shall be given to each Director by the Secretary at least two (2) days previous to the day fixed for such meeting.

          Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least twenty four (24) hours' notice in person or by mail, telegram or facsimile transmission.

          If all the directors of the Company shall waive notice of the meeting, no notice of such meeting shall be required. Whenever all of the directors shall meet, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken unless a director objects to the holding of such meeting.

          Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

          Section 5. A majority of the Board of Directors in office shall constitute a quorum.

          If at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors (or in the absence of such action by the Board of Directors, the President) may prescribe rules not in conflict with these By-Laws for the conduct of its business.

          Section 6. A director need not be a stockholder of the corporation.

          Section 7. The Board of Directors shall have the power from time to time to provide for the management of the affairs of the Company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the Company to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the Company with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.

          Section 8. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require

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it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. Notice of committee meetings shall be given in the manner set forth in Section 4 of this Article with respect to meetings of the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of any such committee.

          Any such committee shall keep regular minutes of their proceedings and report the same to the Board of Directors.

          Section 9. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          Section 10. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

                                  ARTICLE III.

                            Officers and their Duties

          Section 1. The officers of the Company shall be a President, a Vice-President, a Secretary and a Treasurer. The officers shall be elected by and shall serve at the discretion of the Board of Directors, and until their successors are elected and qualify. The offices of the Secretary and Treasurer may be held by one person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

          The Board of Directors may from time to time, by resolution, appoint such additional Vice-Presidents (and designate any as executive, senior, junior or other numerical Vice-President) and additional Assistant Secretaries and Assistant Treasurers of the Company as it may deem advisable;

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prescribe their duties; and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers and agents of the Company shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

          Section 2. The President shall be the Chief Executive Officer of the Company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the Company.

          The President shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall perform such other duties as shall be prescribed by the Board of Directors.

          Section 3. The Vice President shall perform such duties as shall be prescribed by the President and the Board of Directors.

          Section 4. The Treasurer shall have the custody of all the funds and securities of the Company. When necessary or proper, the Treasurer shall endorse on behalf of the Company for collection checks, notes and other obligations; the Treasurer shall deposit all monies to the credit of the Company in such bank or banks or other depository as the Board of Directors may designate; the Treasurer shall sign all receipts and vouchers for payments made by the Company, except as herein otherwise provided; the Treasurer shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the Company as the Board of Directors shall designate; the Treasurer shall sign all papers required by law or by these By-Laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, the Treasurer shall render a statement of his cash account; the Treasurer shall enter regularly in the books of the Company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the Company. The Treasurer shall at all reasonable times exhibit the books of the accounts to any directors of the Company during business hours, and the Treasurer shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.

          The Treasurer shall, if required by the Board of Directors, give bond to the Company conditioned for the faithful performance of all his or her duties as Treasurer in such sum, and with such security as shall be approved by the

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Board of Directors, with expenses of such bond to be borne by the Company.

          Section 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for the Assistant Treasurer by the Treasurer of the Company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the Company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the Company.

          Section 6. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Company; the Secretary may sign with the President or Vice-President, in the name of the Company, all contracts authorized by the Board of Directors or Executive Committee; the Secretary shall have the custody of the corporate seal of the Company; the Secretary shall affix the corporate seal of the Company thereto when so authorized by the Board of Directors or Executive Committee; the Secretary shall affix the corporate seal to all certificates of stock duly issued by the Company; the Secretary shall have charge of Stock Certificate Books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any director upon application at the office of the Company during business hours, and the Secretary shall, in general, perform all duties incident to the office of Secretary.

          Section 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for the Assistant Secretary by the Secretary of the Company or by the Board of Directors.

          Section 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the Company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the Company may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the Company for the purposes mentioned in this section.

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                                   ARTICLE IV.

                                  Capital Stock

          Section 1. The capital stock of the Company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

          Section 2. Every stockholder shall be entitled to have a certificate signed by an officer of the Corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

          The signatures on a stock certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

          Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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          Section 5. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

          The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

                                   ARTICLE V.

                                Offices and Books

          Section 1. The registered office of the Company in Nevada shall be at 2535 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and the Company may have a principal office in any other state or territory as the Board of Directors may designate.

          Section 2. The Stock and Transfer Books will be kept at the office of the Company's transfer agent. A copy of the By-Laws and Articles of Incorporation of the Company shall be kept at the Company's registered office in the County of Clark, State of Nevada, for the inspection of all who are authorized to have the right to see the same, and for the transfer of stock. All other books of the Company shall be kept at such place or places as may be prescribed by the Board of Directors.

                                   ARTICLE VI.

                                 Indemnification

          Section 1. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the

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action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

          Section 2. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

                                  ARTICLE VII.

                              Amendment of By-Laws

          Section 1. These By-Laws, or any of them, may be altered, amended or repealed, and new By-Laws may be made by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or by unanimous written consent. These By-Laws or any of them may be altered, amended or repealed and new By-Laws may be made by the vote of the holders of not less than a majority of the outstanding shares of voting stock of the Corporation at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

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THIS IS TO CERTIFY:

     That I am the duly elected, qualified and acting Secretary of Santa Fe Gaming Corporation and that the attached copy of the Amended and Restated By-Laws of Santa Fe Gaming Corporation is a true and correct copy of said bylaws.

     IN WITNESS WHEREOF, I have hereunto set my hand this            day of May
                                                          ----------
1999.


                                             -----------------------------------
                                             Thomas K. Land
                                             Secretary